FOR RELEASE August 8, 2011

Contact: ICR, Inc.

Ashley De Simone

(646) 277-1227

Chindex International, Inc. Reports Financial Results for the
Second Quarter and First Half of 2011

Bethesda, Maryland – August 8, 2011 - Chindex International, Inc. (NASDAQ: CHDX), an American health care company providing health care services in China through the operations of United Family Healthcare, a network of private primary care hospitals and affiliated ambulatory clinics, today announced financial results for the second quarter and first half of 2011 ended June 30, 2011.

Second Quarter 2011 Financial Highlights

•	Revenue from healthcare services increased 19.4% to $29.5 million from $24.7 million in the prior year period.

•	Income from operations was $3.4 million compared to $1.9 million in the prior year period.

•	Net income was $2.9 million, or $0.17 per diluted share, compared to net income of $0.84 million, or $0.06 per diluted share, in the prior year period.

•	Adjusted EBITDA was $6.0 million, compared to adjusted EBITDA of $4.4 million in the prior year period.

•	Development, pre-opening and start-up expense was $1.2 million compared to $388,000 in the prior year period.

Roberta Lipson, President and CEO of Chindex, commented, “Second quarter financial performance reflects continued revenue growth driven by steady inpatient and outpatient demand across our network. Our operating results were also favorable this quarter with strong improvements in net income and adjusted EBITDA on a year over year basis. Additionally, we remain optimistic that our goals for capacity build-out are nicely aligned with the favorable environment for the growth of private healthcare in China. We are on-track with the phased opening of our Beijing UFH hospital expansion and we continue to expect completion of the project by the end of the year.”

Second Quarter 2011 Financial Results
Second quarter 2011 revenue from healthcare services increased 19.4% to $29.5 million from $24.7 million in the prior year period, reflecting growing inpatient and outpatient volume across the United Family Healthcare network. Outpatient services contributed 59% of revenue and inpatient services contributed 41% of revenue in the second quarter of 2011, in line with the prior year period. By service line, surgical services contributed 18.1%, OB/GYN contributed 14.1%, pediatrics contributed 8.4%, ancillary services contributed 32.6% and other services contributed 26.8% of revenue.

Operating expenses for the three months ended June 30, 2011 increased to $26.1 million from $21.7 million in the prior year period. Development, pre-opening and start up expenses were $1.2 million this quarter including expenses for the Beijing United expansion, development expenses for the Tianjin United project and lease expense for the United Family Rehabilitation Hospital in Beijing.

Operating expenses also included certain non-cash expenses including $466,000 of stock compensation expense compared to $664,000 for the prior year period. Due to the change in business organization the Company also incurred an increase in corporate overhead costs of approximately $325,000 per quarter compared to the prior year period. As previously disclosed, moving forward, these corporate overhead expenses previously shared with the medical products division will continue to be recognized by the Company.

Adjusted EBITDA in the second quarter of 2011 increased to approximately $6.0 million compared to $4.4 million in the prior year period.

Income from operations was $3.4 million compared to income from operations of $1.9 million in the prior year period.

The Company recorded a $1.3 million provision for taxes in the second quarter of 2011 compared to a provision for taxes of $1.0 million in the prior year period.

Net income for the quarter ended June 30, 2011 was $2.9 million, or $0.17 per diluted share, compared to $836,000, or $0.06 per diluted share, in the prior year period. For the second quarter of 2011, weighted average diluted shares outstanding were 17.5 million.

As of June 30, 2011, the Company had $77.3 million in cash and cash equivalents and investments.

First Half 2011 Financial Results
During the first half of 2011, revenue from healthcare services increased 17.0% to $53.7 million from $45.9 million in the prior year period, reflecting growing inpatient and outpatient volume across the United Family Healthcare network. Outpatient services contributed 60% of revenue and inpatient services contributed 40% of revenue in the first half of 2011 compared to 59% and 41%, respectively, in the year ago period. By service line, surgical services contributed 18.0%, OB/GYN contributed 14.5%, pediatrics contributed 8.0%, ancillary services contributed 33.0% and other services contributed 26.5% of revenue.

Operating expenses for the first half of 2011 increased 21.6% to $50.6 million from $41.6 million in the prior year period. Development, pre-opening and start up expenses rose to $2.0 million from $801,000 in the prior year period primarily as a result of expenses related to the Company’s Beijing, Pudong and Tianjin projects. Operating expenses also included certain non-cash expenses including $1.7 million of non-cash stock compensation expense and increased corporate cost allocations of approximately $650,000 due to the change in business organization when compared to the prior year. Income from operations was $3.1 million compared to income from operations of $3.0 million in the prior year period. Adjusted EBITDA was approximately $8.4 million compared to $6.9 million in the prior year period.

Provision for taxes was $2.1 million compared to $1.8 million in the prior year period. Net income was $1.7 million, or $0.11 per diluted share, compared to net income of $1.4 million, or $0.09 per diluted share, in the prior year period. For the first half of 2011 ended June 30, 2011, weighted average diluted shares outstanding were 17.4 million.

Non-GAAP Measures

The Company presents Adjusted EBITDA to better illustrate ongoing operational results. Adjusted EBITDA is defined as income (loss) before interest expense, income taxes, depreciation and amortization, and also excludes development, pre-opening and start-up expenses related to new and pending hospitals and clinics, equity in earnings (loss) income of unconsolidated affiliate, non-recurring charges for Chindex Medical Limited (CML) joint venture formation and effect of change in corporate cost allocations. The Company anticipates recurring development, pre-opening and start-up expense and notes that such expense is a basic element of the long term growth plan. Management believes that providing an Adjusted EBIDTA analysis to investors is a helpful metric to better illustrate the Company’s operations, including development plans, and changes in presentation from historical periods. The Company uses Adjusted EBITDA for business planning and other purposes. Other companies may calculate Adjusted EBITDA differently, and therefore Chindex’s Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is not a measure of financial performance under U.S. generally accepted accounting principles (GAAP), and should not be considered in isolation or as an alternative to net income (loss), cash flows from operating activities and other measures determined in accordance with GAAP. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of the Company’s business, and, therefore, Adjusted EBITDA should only be used as a supplemental measure of operating performance.

Chindex Medical Limited
The Chindex Medical Limited joint venture (CML) between FosunPharma and Chindex International began operations on January 1, 2011. The strategic venture merged the former Medical Products division of Chindex International and select medical device companies of FosunPharma. FosunPharma owns 51% and Chindex owns 49% of the CML joint venture. Chindex recognizes its 49% interest in CML’s net income using the equity method of accounting.

Accordingly, in the second quarter of 2011, other income and expenses includes $729,000 of income for Chindex’s 49% share of CML. In recognizing its 49% interest in the net income of CML for the quarter, Chindex also included additional expenses for amortization of certain fair value adjustments made in connection with the formation of the joint venture.

Conference Call
Management will host a conference call at 8:00 am ET on August 9, 2011, to discuss financial results. To participate in the conference call, U.S. domestic callers may dial 1-877-303-9231 and international callers may dial 1-760-666-3567 approximately 10 minutes before the conference call is scheduled to begin. A telephone replay will be available from the day of the call until August 16, 2011, by dialing (U.S. domestic) 1-855-859-2056 or (international) 1-404-537-3406, passcode 86670003. A webcast of the earnings call will be accessible via Chindex’s website at http://ir.chindex.com/events.cfm.

About Chindex International, Inc.
Chindex is an American health care company providing health care services in China through the operations of United Family Healthcare, a network of private primary care hospitals and affiliated ambulatory clinics. United Family Healthcare currently operates in Beijing, Shanghai and Guangzhou. The Company also provides medical capital equipment and products through Chindex Medical Ltd., a joint venture company with manufacturing and distribution businesses serving both domestic China and export markets. With thirty years of experience, the Company’s strategy is to continue its growth as a leading integrated health care provider in the Greater China region. Further company information may be found at the Company’s website at http://www.chindex.com.

Safe Harbor Statement
Statements made in this press release relating to plans, strategies, objectives, economic performance and trends and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, the factors set forth under the heading “Risk Factors” in the Company’s Transition Report on Form 10-K for the nine months ended December 31, 2010, updates and additions to those “Risk Factors” in the Company’s interim reports on Form 10-Q, Forms 8-K and in other documents filed by us with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential,” or “continue” or similar terms or the negative of these terms. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Financial Summary Attached

CHINDEX INTERNATIONAL, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands except share and per share data)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Revenue
Healthcare services revenue	$29,465	$24,749	$53,650	$45,917
Product sales	-	16,739	-	36,827

Total revenue	29,465	41,488	53,650	82,744

Operating expenses
Healthcare services:
Salaries, wages and benefits	15,473	13,268	30,228	25,646
Other operating expenses	4,237	3,355	8,556	6,653
Supplies and purchased medical services	3,227	2,514	5,862	4,634
Bad debt expense	498	602	930	941
Depreciation and amortization	1,057	927	2,194	1,807
Lease and rental expense	1,599	984	2,799	1,960

	26,091	21,650	50,569	41,641

Products:
Product sales costs	-	11,644	-	26,197
Product selling and other operating expenses	-	6,299	-	11,878

	-	17,943	-	38,075

Total operating expenses	26,091	39,593	50,569	79,716

Income from operations	3,374	1,895	3,081	3,028

Other income and (expenses)
Interest income	218	165	360	302
Interest expense	(78)	(208)	(181)	(407)
Equity in income of unconsolidated affiliate	729	—	582	—
Miscellaneous (expense) income - net	(25)	4	(67)	231

Income before income taxes	4,218	1,848	3,775	3,154
Provision for income taxes	(1,275)	(1,012)	(2,062)	(1,803)

Net income	$2,943	$836	$1,713	$1,351

Net income per common share — basic	$.18	$.06	$.11	$.09

Weighted average shares outstanding — basic	16,129,328	14,785,510	16,102,735	14,753,881

Net income per common share — diluted	$.17	$.06	$.11	$.09

Weighted average shares outstanding — diluted	17,522,106	16,200,544	17,437,933	16,196,379

CHINDEX INTERNATIONAL, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands except share data)
(Unaudited)

	June 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$38,583	$32,007
Restricted cash	—	300
Investments	37,859	37,631
Accounts receivable, less allowance for doubtful accounts of $7,610	13,055	11,601
and $6,748,
respectively
Receivables from affiliates	432	9,330
Inventories, net	1,711	1,413
Deferred income taxes	4,407	3,242
Other current assets	2,700	3,856

Total current assets	98,747	99,380
Restricted cash	1,003	980
Investments	872	2,439
Investment in unconsolidated affiliate	32,338	31,756
Property and equipment, net	46,748	37,099
Noncurrent deferred income taxes	465	108
Other assets	2,921	2,411

Total assets	$183,094	$174,173

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,081	$4,038
Payable to affiliates	2,899	—
Accrued expenses	9,588	8,541
Other current liabilities	4,000	3,874
Income taxes payable	2,759	2,147

Total current liabilities	22,327	18,600
Long-term debt, vendor financing and convertible debentures	23,423	23,070
Long-term deferred tax liability	431	431

Total liabilities	46,181	42,101

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 500,000 shares authorized, none issued	—	—
Common stock, $.01 par value, 28,200,000 shares authorized, including
3,200,000 designated Class B:
Common stock – 15,643,049 and 15,310,426 shares issued and	156	153
outstanding at June 30, 2011 and December 31, 2010, respectively
Class B stock – 1,162,500 shares issued and outstanding at June 30, 2011	12	12
and December 31, 2010, respectively
Additional paid-in capital	117,594	115,815
Accumulated other comprehensive income	6,148	4,802
Retained earnings	13,003	11,290

Total stockholders’ equity	136,913	132,072

Total liabilities and stockholders’ equity	$183,094	$174,173

CHINDEX INTERNATIONAL, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(in thousands)

(Unaudited)

	Six months ended June 30,
	2011	2010
OPERATING ACTIVITIES
Net income	$1,713	$1,351
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,194	1,939
Provision for demonstration inventory	—	306
Inventory write down	3	96
Provision for doubtful accounts	930	1,104
Loss on disposal of property and equipment	77	36
Equity in income of unconsolidated affiliate	(582)	—
Deferred income taxes	(1,454)	382
Stock based compensation	1,668	1,518
Foreign exchange (gain) loss	(257)	2,013
Amortization of debt issuance costs	5	4
Amortization of debt discount	124	124
Non-cash charge for change in fair value of warrants	—	(224)
Changes in operating assets and liabilities:
Restricted cash	300	(198)
Accounts receivable	(2,101)	4,957
Receivable from affiliates	8,898	—
Inventories	(260)	(5,162)
Other current assets and other assets	724	(529)
Accounts payable, accrued expenses, other current liabilities and	339	(192)
deferred revenue
Payable to affiliates	2,899	—
Income taxes payable	570	(1,642)

Net cash provided by operating activities	15,790	5,883
INVESTING ACTIVITIES
Purchases of short-term investments and CDs	(21,271)	(4,020)
Proceeds from redemption of CDs	22,837	21,802
Purchases of property and equipment	(11,157)	(5,733)

Net cash (used in) provided by investing activities	(9,591)	12,049
FINANCING ACTIVITIES
Proceeds from debt, vendor financing and convertible debentures	—	39
Repayment of debt, sinking fund deposits and vendor financing	—	(1,472)
Repurchase of restricted stock for income tax withholding	—	(4)
Proceeds from exercise of stock options and warrants	114	90

Net cash provided by (used in) financing activities	114	(1,347)
Effect of foreign exchange rate changes on cash and cash equivalents	263	1,761

Net increase in cash and cash equivalents	6,576	18,346
Cash and cash equivalents at beginning of year	32,007	23,760

Cash and cash equivalents at end of year	$38,583	$42,106

Supplemental disclosures of cash flow information:
Cash paid for interest	$—	$641
Cash paid for taxes	$2,973	$4,770
Non-cash investing and financing activities consist of the following:
Property and equipment additions included in accounts payable	$100	$808
Cashless exercise of warrants at fair value	$—	$800
Exercise of warrants at fair value	$—	$(201)

The table below reconciles the Company’s consolidated net income to Adjusted EBITDA (in thousands).

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Consolidated net income	$2,943	$836	$1,713	$1,351

Adjustments:
Depreciation and amortization	1,057	927	2,194	1,807
Provision for income taxes	1,275	1,012	2,062	1,803
Interest expense	78	208	181	407
Interest and other incomes/expense, net	(193)	(161)	(293)	(533)
Development, pre-opening and start-up expense	1,249	388	2,047	801
Equity in earnings (loss) of unconsolidated	(729)	—	(582)	—
affiliate
Non-recurring charges for CML JV formation	—	—	400	—
Effect of change in corporate cost allocations	325	—	650	—

	3,062	2,374	6,659	4,285
Adjustments to exclude Medical Products Division:
Medical Products revenue	—	(16,739)	—	(36,827)
Medical Products cost of products sold	—	11,644	—	26,197
Medical Products selling and operating expenses	—	6,299	—	11,878

	—	1,204	—	1,248

Adjusted EBITDA	$6,005	$4,414	$8,372	$6,884